Exhibit 99.1
X4 Pharmaceuticals Announces Closing of
Upsized $85 Million Private Placement
BOSTON, Mass., August 13, 2025 – X4 Pharmaceuticals (Nasdaq: XFOR), a company driven to improve the lives of people with rare diseases of the immune system, today closed an upsized private placement of 11,040,776 shares of common stock and pre-funded warrants to purchase 48,852,772 shares of common stock for total offering proceeds of $85 million. The originally announced offering of $60 million was increased to allow for the inclusion of an investor who had a pre-existing investment right. The offering was led by Coastlands Capital with support from existing investors Empery Asset Management, LP, Bain Capital Life Sciences, New Enterprise Associates (NEA) and other leading life science investors, including, BVF Partners LP, Deep Track Capital, Kalehua Capital, Nantahala Capital, Stonepine Capital Management, and Trails Edge Capital Partners.

X4 expects to use the net proceeds from the financing for continued development towards a potential additional approval of mavorixafor in chronic neutropenia in addition to the commercialization of WHIM.

The securities sold in this financing are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. X4 has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock and the shares of its common stock underlying the pre‐funded warrants sold in this financing. This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About X4 Pharmaceuticals
X4 is delivering progress for patients by developing and commercializing innovative therapies for those with rare diseases of the immune system and significant unmet needs. Leveraging expertise in CXCR4 and immune system biology, X4 has successfully developed mavorixafor, an orally available CXCR4 antagonist that is currently being marketed in the U.S. as XOLREMDI® in its first indication. The company is also evaluating additional uses of mavorixafor and is conducting a global, pivotal Phase 3 clinical trial (4WARD) in people with certain chronic neutropenic disorders. X4 is headquartered in Boston, Massachusetts. For more information, please visit www.x4pharma.com.

X4 Forward Looking Statements
This press release contains forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” or other similar terms or expressions that concern X4’s expectations, strategy, plans, or intentions. Forward-looking statements include, without limitation, implied or express statements regarding the aggregate amount of proceeds to be received from the PIPE financing, the closing of the PIPE financing; and the use of proceeds from the PIPE financing. Any forward-looking statements in this press release are based on management’s current expectations and beliefs. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond X4’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements, including the risks that: X4’s future financial performance and position may not improve, resulting in difficulties in implementing X4’s business strategy, and plans and objectives for future operations; the expected sufficiency of X4’s existing cash resources and runway may not be accurate resulting in the need for additional financing sooner than anticipated or unexpected liquidity constraints; the internal and external costs required for X4’s ongoing and planned activities, and the resulting impact on expense and use of cash, may be higher than expected, which may cause the company to use cash more quickly than expected or to change or curtail some of X4’s plans or both; the expected availability, content, and timing of clinical data from X4’s ongoing clinical trials of mavorixafor may be delayed or unavailable, including its ongoing Phase 3 clinical trial; trials and studies may be delayed and may not have satisfactory outcomes, earlier trials and studies may not be predictive of later trials and studies; the design and rate of enrollment for clinical trials, including the current design of the ongoing Phase 3 clinical trial evaluating mavorixafor in certain chronic neutropenic disorders may not enable successful completion of the trial(s); the commercial opportunity for mavorixafor in chronic neutropenic disorders may be smaller than anticipated; X4 may be unable to obtain and maintain regulatory approvals; the company may experience uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development; adverse safety effects might arise from the testing or use of X4 product and product candidates; the need to align with collaborators may hamper or delay development and commercialization efforts or increase costs; business may be adversely affected and costs may increase if any of the company’s key collaborators fails to perform its obligations or terminates the collaboration; X4’s ability to advance and commercialize and increase sales in mavorixafor to treat chronic neutropenia or to optimize the U.S. promotion of XOLREMDI (mavorixafor), approved for the treatment of WHIM; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in X4’s most recent Annual Report on X4’s Form 10-K, as well as in other filings X4 makes with the Securities and Exchange Commission, including its quarterly report on Form 10-Q, from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect new events or circumstances, except as required by law.

X4 Investor Contact:
Candice Masse
astr partners
candice.masse@astrpartners.com
(978) 879-7273